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                                                            Exhibit 23






                  CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-26627) of United Technologies Corporation of our report dated May 24, 1996 appearing in the United Technologies Corporation Employee Savings Plan's Annual Report on Form 11-K for the year ended November 30, 1995.



PRICE WATERHOUSE LLP
Hartford, Connecticut
May 28, 1996